UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2013

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 14, 2013, the Board of Directors (the “Board”) of Enzon Pharmaceuticals, Inc. (the “Company”) appointed Jonathan Christodoro as Chairman of the Board’s Finance and Audit Committee (the “Finance and Audit Committee”) and Odysseas Kostas and Jennifer I. McNealey as members of the Finance and Audit Committee. Following such appointments, the Finance and Audit Committee currently consists of Mr. Christodoro (Chairman), Dr. Kostas, Ms. McNealey and Richard A. Young. The Board has determined that each current member of the Finance and Audit Committee is independent as defined by NASDAQ listing standards and that Mr. Christodoro satisfies the definition of “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Mr. Christodoro, Dr. Kostas and Ms. McNealey will stand for election at the Company’s 2013 annual meeting of stockholders to be held on Wednesday, November 20, 2013 (the “2013 Annual Meeting”). Dr. Young will not stand for re-election at the 2013 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: October 15, 2013	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Vice President and General Counsel